Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-194238) of Alliance Holdings GP, L.P.,

(2)Registration Statement (Form S-3 No. 333-174021) of Alliance Holdings GP, L.P., and

(3)Registration Statement (Form S-3 No. 333-143463) of Alliance Holdings GP, L.P.;

of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Alliance Holdings GP, L.P. and the effectiveness of internal control over financial reporting of Alliance Holdings GP, L.P. included in this Annual Report (Form 10-K) of Alliance Holdings GP, L.P. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

February 24, 2017